Exhibit 3.16

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:19 PM 08/24/2005
FILED 11:51 AM 08/24/2005 SRV 050697722 – 3996217 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

GUS DARNELL LLC

******

Gus Darnell LLC, a limited liability company organized and existing under the Delaware Limited Liability Act (the “Company”), does hereby certify that:

FIRST:              Article FIRST of the Certificate of Formation of the Company is hereby amended and replaced in its entirety by the following:

“FIRST:            The name of the limited liability company is USS M/V Houston LLC”.

Executed on August 22, 2005.

GUS DARNELL LLC

/s/ Albert E. Bergeron
Albert E. Bergeron, Chief Financial Officer